UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2020

___________________________

Kbridge Energy Corp.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	333-102931	n/a
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Elizabeth Avenue, Unit 2, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (778) 331-3816

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
NA

Item 8.01 Other Events.

Kbridge Energy Corp. (the “Company”) is filing this Current Report on Form 8-K in compliance with and in reliance upon the SEC Order issued pursuant to Section 36 of the Securities Exchange Act of 1934, as amended, granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules thereunder (SEC Release No. 34-88465 on March 25, 2020) (the “Relief Order”). Set forth below are the reasons for the delays in the completion of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), estimated filing dates of the Annual Report, and new CODID-19 related risk disclosure.

The Company previously announced that it expected to file its Annual Report within the extension period afforded by SEC Rule 12b-25. As a result of the increasing challenges associated with the COVID-19 outbreak, the Company does not expect to file the Annual Report until after such extension period. The Company filed this Current Report on Form 8-K today to outline its reliance on the relief from the original filing deadline provided by the SEC, and the Annual Report filing extension permitted thereunder. The extension of time is necessary due to unanticipated delays being experienced by the Company and its auditors in completing the field work associated with the audit of the Company’s financial statements and the Company’s completing its Annual Report. Particularly, given that the auditor personnel has been and continues to work remotely, and therefore has been unable to visit various field locations to perform the work necessary to complete the audit. Considering the lack of time for the compilation, attesting and review of the information required to be presented and the importance of markets and investors receiving materially accurate information in the Annual Report, as of the date of this filing, the Company expects to file the Annual Report no later than June 13, 2020.

Additional Risk Factor

Potential Impact of the COVID-19 Outbreak.

Beginning in late 2019, there were reports of the COVID-19 (coronavirus) outbreak originating in China, prompting government-imposed quarantines, cessation of certain travel and business closures. It is presently unknown whether and to what extent the Company’s operations may be affected if the pandemic persists for an extended period of time. It is also possible that the outbreak will cause additional disruptions to the Company’s operations and prospects. The Company may incur delays, reductions in revenue and increases in expenses relating to such events outside of its control. Most of the Company’s employees are currently working remotely, and the Company’s systems are adequate to address the current demands on the Company’s employees. At this juncture, the Company is unable to predict when it will be able to resume its ordinary operations.

Special Note Concerning Forward Looking Statements

This filing contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, including, among others, the Company’s estimates relating to the filing of the 2019 Annual Report, its ability to sustain its operations without disruptions or delays, but forward-looking statements are not guaranteed to occur and may not occur for various reasons and circumstances. You should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By /s/ Jai Woo Lee
Name: Jai Woo Lee Title: Chairman and Director

Date May 11, 2020